REGENTS CAPITAL CORPORATION

EQUIPMENT FINANCE AGREEMENT

"EFA": Equipment Finance Agreement Number: **153900**

"Debtor": **NANO MAGIC LLC 31601 Research Park Drive Madison Heights, Michigan 48071**

Business Type: **Limited Liability Company** State of Organization: **Ohio**

"Creditor": **Regents Capital Corporation 3200 Bristol Street – Suite 400 Costa Mesa, CA 92626**

SUMMARY OF TERM AND PAYMENTS:

Financed Amount	Number of Payments	Payment Amount	Document Fee	Advance Payment(s)	Advance Payment(s) Applied to:
$179,701.34	**12** Quarterly	**$17,905.97**	**2% of Financed Amount**	**Waived**	**N/A**

DESCRIPTION AND LOCATION OF EQUIPMENT, PERSONAL PROPERTY, SERVICES AND/OR SOFTWARE (the "Collateral"):

See Attached Exhibit "A" Attached Hereto and Made A Part Hereof

1. **Financing**. Debtor has requested that Creditor provide financing to enable Debtor to purchase the equipment, personal property, services and/or software described above and/or on any exhibit hereto (together with all accessories, attachments, parts, replacements, repairs and additions thereto and all proceeds of the foregoing, collectively the "Collateral"). Upon Creditor's acceptance and execution of this EFA, receipt of any amounts due upon signing of this EFA, receipt of other documentation required by Creditor and confirmation that the Collateral has been delivered to and accepted by Debtor, Creditor agrees to finance the purchase of the Collateral on the terms set forth in this EFA, including all of Debtor's obligations, covenants and agreements hereunder. Upon satisfaction of all conditions to funding, Creditor will pay the Financed Amount, as adjusted in accordance with Section 2 below, directly to the vendor(s) of the Collateral

2. **Payments. In consideration of the financing provided by Creditor, Debtor agrees to pay to Creditor the Financed Amount, together with interest thereon, by paying to Creditor each of the following amounts when specified: (a) the amount of any Advance Payment(s) set forth above, due and payable on the date Debtor delivers this EFA, and (b) consecutive quarterly installments each equal to the Payment Amount set forth above, for the Number of Payments set forth above less the number of Advance Payments made upon delivery of this EFA, with such consecutive quarterly Payments beginning on the Commencement Date as documented on the Pay Proceeds and Acceptance Confirmation Document (the "Commencement Date") and then on the same day of each quarter thereafter. In addition to the payments outlined above, we will charge you a pro-rata amount based on a daily charge of one-ninetieth (1/90) of the Payment Amount, calculated from the Acceptance Date as documented on the Pay Proceeds and Acceptance Confirmation document (the "Acceptance Date"), to the Commencement Date on which the first quarterly Payment is due, which such pro-rata amount shall be due and payable on the Acceptance Date.** If, for any reason, the final amount that Creditor finances (all amounts Creditor pays in connection with the purchase, delivery and installation of the Collateral, including any trade-up and buy out amounts, and any other amounts financed, before application of any subsidies or like amounts) is more or less than the Financed Amount set forth above (which is based on an estimate), the Payment Amount will be adjusted to provide Creditor the same yield it would have obtained if the final amount financed had been equal to the Financed Amount set forth above. Debtor agrees that this EFA will be amended to reflect the adjusted Financed Amount and Payment Amount, and the adjusted Advance Payment(s), by (i) written notice from Creditor to Debtor for adjustments of 10% or less; or (ii) signed Amendment. If any amount payable hereunder is not paid within ten (10) days of its due date, Creditor may impose a late fee of up to 10% of the amount of the past due payment and may, in addition, charge interest on the unpaid amount at eighteen percent (18%) per annum or, if less, the maximum rate permitted by applicable law. Creditor may apply payments hereunder to Debtor's Obligations hereunder in such order as it deems appropriate and will return any unapplied balance to Debtor, without interest, when all Obligations are satisfied. Debtor may from time to time make telephonic requests for, and hereby authorizes, Creditor or its agents to make and draw checks or drafts on a checking account to be designated by Debtor, payable to Creditor or order, to pay amounts due hereunder, plus Creditor's standard per item fee for making and drawing such check or draft. Creditor may rely on such request made by any person it believes has authority to make such request on behalf of Debtor. Debtor will pay Creditor a fee in an amount determined by Creditor, not to exceed the maximum amount from time to time permitted by applicable law on demand for any check or automatic payment request returned due to insufficient funds or stop payment. This EFA shall be construed so that interest, the applicable interest rate, fees and other charges shall not exceed the maximum time price differential, rate, interest or amount allowed by applicable law, and any excess payment will be applied first to prepay principal hereunder and then as a refund to Debtor.

3. **Taxes, Fees and Creditor's Expenses**. In addition to the payments under Section 2 of this EFA, Debtor agrees to promptly pay when due (or reimburse Creditor upon receipt of Creditor's invoice), all fees, assessments, charges and sales, use, property, personal, excise and other taxes paid or payable, however designated, which are levied or assessed by any governmental authority on the payments or the Collateral or its purchase, ownership, use, lease, sale or value, together with any penalties or interest in connection therewith. Debtor shall prepare and file all tax returns relating to taxes for which Debtor is responsible hereunder which Debtor is permitted to file under the laws of the applicable taxing jurisdiction. Debtor shall promptly pay all costs, charges, expenses and obligations of every kind and nature, if any, regarding the importation, shipment, delivery, possession, use, lease, tax treatment, return, repossession, storage and transfer of any item of Collateral. In addition, Debtor agrees to pay Creditor a fee, in an amount determined by Creditor, not to exceed the maximum amount from time to time permitted by applicable law, for any check or automatic payment withdrawal request that is returned to Creditor because of insufficient funds available in Debtor's account or a stop payment. If Creditor, in its discretion, pays any tax, fee, charge or other amount described in this paragraph, Debtor shall reimburse Creditor therefor on demand, together with Creditor's administrative and other costs of paying and invoicing such amounts and, if Debtor fails to pay Creditor any such amount within ten (10) days of such demand, Debtor shall pay interest thereon until paid at the rate of 18% per annum or the maximum rate allowable by law, whichever is less.

4. **Security Interest.** Debtor grants Creditor a security interest in the Collateral (the "Security Interest") to secure all its obligations under this EFA and all other indebtedness and obligations of Debtor to Creditor, of whatever type or description, now or hereafter arising (together, the "Obligations"). Debtor authorizes Creditor to file such financing statements, title certificates and instruments as Creditor deems necessary to perfect and protect the Security Interest, without Debtor's signature, and, if such signature is needed, Debtor appoints Creditor as Debtor's attorney-infact to sign such items in Debtor's name. Debtor further authorizes Creditor to add to or change the Collateral description for the purpose of completing or correcting any serial numbers or other specific identification when known.

5. **Representations and Warranties.** Debtor represents and warrants that (a) Debtor is the type of entity set forth above and, if a legal entity, is duly organized, validly existing and in good standing under the laws of the state set forth above; (b) Debtor's exact legal name is as shown above, and: (i) if Debtor is an individual, such legal name is exactly as stated on Debtor's valid and unexpired state driver's license, or alternative state identification, issued by Debtor's primary state of residence ("Debtor State ID"); or (ii) if Debtor is a legal entity, such legal name is as stated on Debtor's applicable organizational documents; (c) its execution, delivery and performance of this EFA will not violate or create a default under any contract to

which Debtor is a party and/or any law, regulation, order, agreement or charter document binding on Debtor or its property; (d) this EFA has been duly authorized, executed, and delivered by Debtor; (e) Debtor's signatory of this EFA has the authority to bind Debtor to this EFA; (f) Debtor, if an individual, is a citizen or lawful permanent resident of the United States; (g) the Collateral will be used solely for business purposes and not for personal, family or household purposes; (h) the Collateral is and shall remain located (or, in the case of titled motor vehicles, garaged) at the Location set forth above which Location is owned or leased by Debtor; and (i) at the time that Debtor requests Creditor to fund any portion of the Financed Amount, the Collateral shall have been delivered to the Location and shall have been fully installed, if applicable, shall be in good working order, Debtor shall have irrevocably accepted the Collateral and Debtor shall have good and marketable title to the Collateral, free and clear of any liens, claims, security interests or rights, other than the Security Interest.

6. **Covenants.** Debtor shall maintain the Collateral in good repair, condition and working order, ordinary wear and tear excepted, and shall furnish all needed parts, services, tires, gasoline, oil, grease and other items required to operate the Collateral and make all modifications and improvements required by law. The Collateral shall be operated in a safe and reasonable manner so as to prevent loss or damage to the Collateral or other property and injury to third parties. Debtor shall be responsible for the cost of delivery, installation, operation and maintenance of the Collateral. Debtor also is responsible for any loss, theft or destruction of, or damage to, the Collateral from any cause at all (collectively "Loss"), whether or not insured, and no Loss shall relieve Debtor of its Obligations hereunder. Debtor shall promptly notify Creditor in writing of any Loss to the Collateral and shall promptly repair or replace any Collateral after a Loss. Debtor shall comply with all applicable laws and regulations related to the Collateral and its use. Creditor is financing Debtor's purchase of the Collateral and, notwithstanding anything contained in this EFA to the contrary, Debtor and Creditor hereby agree and acknowledge that Debtor owns and holds legal title to the Collateral and, pursuant to Section 4 of this EFA, Debtor grants to Creditor the Security Interest in the Collateral. Debtor represents, warrants and agrees with and to Creditor that Debtor shall not sell, transfer, lease, grant a security interest in, or otherwise encumber the Collateral, and will at all times own and hold good legal title to the Collateral. Debtor shall not permit or suffer the Collateral to have imposed, and shall bear the cost of keeping the Collateral free from or removing, any lien, claim or encumbrance, except for the valid, perfected and enforceable first priority Security Interest in the Collateral and proceeds thereof, that Creditor will at all times hold, subject to no other security interest, mortgage, lien or encumbrance. Debtor shall permit Creditor to inspect the Collateral and Debtor's records related thereto at any time during business hours. Debtor shall pay when due all property, sales, use, excise and other taxes now or hereafter levied on or assessed against the Collateral or this transaction. Debtor shall not change its legal name or state of organization (if a legal entity) or legal name or principal residence (if an individual), and will not permit its Debtor State ID to expire, become invalid, or fail to be properly renewed, (if an individual) without, in each case, at least 30 days' prior written notice to Creditor of any such event. During this EFA, upon the request of Creditor, Debtor will provide copies of its Debtor State ID (if an individual) or applicable organizational documents (if a legal entity). Debtor will, at its sole expense, before operating the Collateral, obtain all titles, registrations, registration plates, permits and licenses, including renewals, required for the lawful ownership, use and operation of the Collateral. If the Collateral is subject to any certificate of title or registration statute, Debtor will, at its sole cost and expense, cause the Collateral to be titled in Debtor's name as owner, with Creditor's lien noted thereon, furnish all certificates of title, lien registration notices and related documentation to Creditor, and retain all certificates of registration (and if legally required, a copy of this EFA) in the Collateral. If within 10 days of Debtor's receipt of any Collateral subject to any certificate of title or registration statute, Debtor has not properly titled the Collateral and provided Creditor with such evidence thereof as Creditor shall require, Creditor, in its discretion and in addition to all other remedies hereunder, may charge Debtor late titling fees in the amount of $25, payable at the end of such 10-day period, and $25 for and payable at the end of each 30-day period thereafter until Creditor has received all required evidence of proper titling for all Collateral hereunder.

7. **Loss or Damage.** Debtor hereby assumes and shall bear the entire risk of loss, theft, damage or destruction of all or any item of the Collateral from any cause whatsoever; and no loss, theft, damage or destruction of all or any item of the Collateral shall relieve Debtor of its obligation to make any payment hereunder, which shall continue in full force and effect, notwithstanding such loss, theft, damage or destruction. In the event of damage to any item of Collateral, Debtor shall immediately replace the same in good repair (ordinary wear and tear excepted). Debtor shall promptly notify Creditor of any loss, theft, material damage or destruction of the Collateral and, if Creditor determines that any item of Collateral is lost, stolen, destroyed, worn out or damaged beyond repair as a result of ordinary use, neglect, abuse or any other cause whatsoever, Debtor, at the option of Creditor, will: (a) replace the same with similar Collateral in good repair, or (b) pay to Creditor, as liquidated damages and not as a penalty: (i) all amounts due from Debtor hereunder but unpaid at the date of such payment, plus (ii) all remaining payments owed under this EFA but not yet due at the time of such payment, discounted from the respective dates such installment payments would be due, at the rate of 3% per annum, plus (iii) any late charges, fees or unpaid amounts due hereunder. Upon payment of such amount in immediately available funds to Creditor, Creditor shall release its Security Interest in the Collateral, and Debtor shall no longer be obligated to make any payments hereunder. Debtor shall pay any sales and use taxes due on such transfer. Any insurance or condemnation proceeds received shall be credited to Debtor's obligation under this paragraph, in such order of application as Creditor, in its sole discretion, may determine, and Creditor shall be entitled to any surplus.

8. **Insurance.** Debtor will obtain and maintain physical damage insurance issued by responsible insurance companies acceptable to Creditor, insuring the Collateral against damage and loss by theft, fire, collision, and such other risks as are usually carried by owners of similar properties or as may be requested by Creditor, in such amounts and payable in such manner as Creditor shall request (including naming Creditor and/or its assigns, as hereinafter defined, and assigns as loss payee), and in any event in an amount no less than the greater of the outstanding Financed Amount or the full replacement value of the Collateral, and will furnish evidence of such insurance to Creditor upon request. Each such policy shall contain a clause requiring the insurer to give Creditor at least 30 days' prior written notice of any alteration in the terms of the policy or the cancellation thereof, and a clause specifying that no act or misrepresentation by Debtor shall invalidate such policy against Creditor. Creditor may apply the proceeds of such insurance toward payment of the Obligations, whether or not due, in such order as Creditor shall determine. If Debtor defaults, Debtor hereby appoints Creditor as Debtor's attorney-in-fact to make claim for, receive payment of, and execute and endorse all documents, checks or drafts for loss or damage under any such insurance policy. In the event Debtor fails to procure, maintain, pay for or provide Creditor with evidence of the insurance required hereby, Creditor shall have the right, but not be obligated, to obtain insurance covering Creditor's interest in the Collateral from an insurer of Creditor's choice. In that event, Debtor shall reimburse Creditor on demand for the cost thereof, including Creditor's fees for services in placing and maintaining such insurance, together with interest until paid at the implicit interest rate for this EFA, as conclusively determined pursuant to the books and records of Creditor or its assigns and calculated on the basis of a year of twelve 30-day months, and the amount thereof shall be secured by the Security Interest. At Creditor's discretion, Creditor may add all costs of acquiring and maintaining any insurance provided for herein, including without limitation all premiums therefor and all premium finance charges, documentation fees, tracking fees and all other fees and charges incurred by Creditor in connection therewith, plus fees for Creditor's services in placing and maintaining such insurance (all such premiums, costs, fees and charges are referred to herein, collectively, as the "Insurance Charge"), to the amounts due hereunder. Debtor will pay the Insurance Charge, together with interest thereon as set forth above, in equal installments allocated to the remaining Payments due hereunder. NOTHING IN THIS AGREEMENT WILL CREATE AN INSURANCE RELATIONSHIP OF ANY TYPE BETWEEN CREDITOR AND ANY OTHER PERSON.

9. **Indemnity.** Debtor shall indemnify and hold harmless Creditor, its successors and assigns, employees, officers, directors and agents from and against any and all claims or suits for any loss, damage or injury sustained by any person whatsoever by reason of the sale, financing, use, possession or disposition of the Collateral and/or by Debtor's failure to comply with the terms of this EFA, and, in this connection, Debtor shall pay the costs of all reasonable legal fees and all other reasonable expenses incurred by Creditor, its successors and assigns.

10. **Financial Statements.** All financial statements that Debtor has delivered to Creditor fairly present the financial condition of Debtor as of the date thereof and the results of Debtor's operations and cash flows for the periods then ended, all in accordance with generally accepted accounting principles consistently applied. Since the end of the latest fiscal quarter of Debtor, there has been no material adverse change in Debtor's financial condition, operations or cash flows. If required by Creditor, Debtor shall furnish Creditor, as soon as available, but in any event no later than the date required by Creditor after the end of each fiscal year of Debtor, a copy of the balance sheet of Debtor as at the end of such year and the related statements of operations and cash flows, and such other financial information as Creditor may from time to time request. Debtor warrants and represents that all such financial statements shall be complete and correct in all material respects and be prepared in reasonable detail and in accordance with generally accepted accounting principles applied consistently throughout the periods reflected therein.

11. **Events of Default.** Each of the following is an "Event of Default" hereunder: (a) Debtor fails to pay any Payment or other amount due hereunder when due; (b) Debtor fails to comply with any other covenant or agreement hereunder and such

failure continues for 10 days after notice by Creditor; (c) any representation or warranty by Debtor set forth in or made in connection with this EFA shall prove false or misleading (d) Debtor defaults under any other Obligation to Creditor; (e) Debtor or any guarantor of this EFA ("Guarantor"), or any partner of Debtor ("Partner") if Debtor is a partnership, ceases doing business as a going concern or makes an assignment for the benefit of creditors; (f) Debtor or any Guarantor or Partner admits in writing an inability to pay debts as they come due, voluntarily files or has filed against it involuntarily a petition under the federal Bankruptcy Code or any other present or future federal or state bankruptcy or insolvency law, or a trustee, receiver or liquidator is appointed for it or for all or a substantial part of its assets; (g) any individual Debtor, Guarantor or Partner dies; (h) any material indebtedness of Debtor or any Guarantor is accelerated or payment in full thereof is demanded; (i) Debtor or any Guarantor consolidates with, merges into or transfers all or substantially all its assets to another entity or individual; (j) Debtor fails to occupy the premises where any Collateral (other than titled motor vehicles) is located, or the mortgagee or owner of such premises asserts the right to take possession thereof or exercise eviction or other remedies under the mortgage or lease of such premises, or, (k) a party records any lien or encumbrance on the Collateral. An Event of Default with respect to this EFA shall, at Creditor's option, constitute an Event of Default for any other agreements between Creditor and Debtor.

12. **Remedies.** Upon the occurrence of an Event of Default, and at any time thereafter until the same is cured or waived to the written satisfaction of Creditor, Creditor may, in its sole discretion, exercise any one or more of the following rights and remedies: (a) declare immediately due and payable and recover from Debtor, as liquidated damages and not as a penalty, (i) all amounts then due from Debtor hereunder but unpaid, plus (ii) all remaining payments to become due hereunder discounted from their respective due dates at the rate of 3% per annum, plus (iii) any late charges, fees and other unpaid amounts owing under this EFA, and the same shall thereupon be and become immediately due and payable in full without presentment, notice of dishonor, or protest, all of which Debtor hereby waives; (b) charge interest on the unpaid amount of liquidated damages due hereunder at eighteen percent (18%) per annum, but in no event greater than the maximum rate permitted under applicable law, and all interest accrued hereunder shall be due and payable on demand by Creditor; (c) exercise any and all of the rights and remedies available to a secured creditor under the Uniform Commercial Code as in effect in the State of California, and in connection therewith, Debtor agrees at its expense to assemble the Collateral and make it available to Creditor at a place or places to be designated by Creditor in the continental United States, and agrees that any notice of intended disposition of the Collateral required by law shall be deemed reasonable if such notice is given to Debtor in the manner provided in this EFA before the date of such disposition.; (d) recover from Debtor, and Debtor agrees to pay, all costs and expenses incurred by Creditor in the exercise of any right or remedy available to it under this EFA, including expenses of repossession, repair, storage, transportation, and disposition of the Collateral, costs of obtaining money damages and attorneys' fees and expenses for any purpose related to this EFA, including consultation, drafting documents, sending notices or instituting, prosecuting or defending litigation or arbitration; (e) exercise any and all other rights and remedies available to it by law or in equity or by any other agreement. Debtor grants to Creditor the right to enter into or on any premises where Collateral may be located for the purpose of repossessing Collateral upon the occurrence of an Event of Default hereunder. Creditor has no obligation to clean up or otherwise prepare or process the Collateral for sale or other disposition. Creditor may do any of the following in connection with a disposition of the Collateral without adversely affecting the commercial reasonableness thereof: (i) comply with any applicable state or federal law requirements; and (ii) refrain from giving and specifically disclaim any and all warranties, including without limitation warranties of title, quality, condition, merchantability, fitness or otherwise. If Creditor sells any of the Collateral on credit, or leases any of the Collateral, Debtor will be credited only with payments actually received by Creditor and applied to the indebtedness of such purchaser or lessee and in the event such purchaser or lessee defaults in its obligation to pay for the Collateral, Creditor may resell or otherwise dispose of the Collateral and Debtor shall be credited with the proceeds of that sale or other disposition. No remedy permitted hereunder shall be exclusive and all remedies shall be cumulative but only to the extent necessary to recover amounts for which Debtor is liable hereunder.

13. **Assignment.** WITHOUT CREDITOR'S PRIOR WRITTEN CONSENT, DEBTOR WILL NOT SELL, ASSIGN, SUBLET, PLEDGE, OR OTHERWISE ENCUMBER OR PERMIT A LIEN ARISING THROUGH DEBTOR TO EXIST ON OR AGAINST ANY INTEREST IN THIS EFA OR THE COLLATERAL. Creditor may assign its interest in this EFA. If Debtor is given notice of such assignment, it shall acknowledge receipt of that notice in writing. Each assignee from Creditor shall have all of the rights, but none of the obligations, of Creditor under this EFA. Debtor shall not assert against any assignee any defense, counterclaim or offset that Debtor may have against Creditor. Debtor's obligation to pay rent to the assignee shall be absolute and unconditional and shall not be subject to any defense or offset.

14. **Non-Cancelable, Unconditional Obligation, Disclaimer.** This EFA cannot be canceled or terminated except as expressly provided herein. Debtor may not prepay this EFA or any of the Payments due hereunder. All representations, warranties and indemnities of Debtor made or agreed to in or in connection with this EFA shall survive expiration or termination of this EFA. Debtor agrees that its obligations to pay amounts due under this EFA are absolute and unconditional and shall not be subject to any defenses, setoffs, abatement, reduction or counterclaims of any kind regardless of whether or not (a) any vendor or manufacturer (including Creditor) has breached any of its warranties or other covenants relating to the Collateral, or (b) any maintenance, support or other services provided in connection with the Collateral has been breached, revoked or otherwise terminated for any reason whatsoever. CREDITOR MAKES NO WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE COLLATERAL INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO ITS CONDITION, FITNESS FOR A PARTICULAR PURPOSE OR OF MERCHANTABILITY, AND EXPRESSLY DISCLAIMS ANY WARRANTIES IMPLIED BY LAW.

15. **GOVERNING LAW; JURISDICTION; ARBITRATION. THIS EFA SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA (EXCLUDING CONFLICTS LAWS); PROVIDED THAT INTEREST AND FINANCE CHARGES HEREUNDER SHALL BE GOVERNED BY FEDERAL LAW AND, TO THE EXTENT APPLICABLE, THE SUBSTANTIVE LAWS OF THE STATE OF CALIFORNIA. DEBTOR KNOWINGLY AND VOLUNTARILY SUBMITS TO THE JURISDICTION OF THE FEDERAL AND STATE COURTS OF THE STATE OF CALIFORNIA FOR PURPOSES OF ADJUDICATING THE RIGHTS AND LIABILITIES OF THE PARTIES PURSUANT TO THIS EFA AND ANY OF ITS EXHIBITS, SCHEDULES OR**

RELATED DOCUMENTS. IF THIS EFA IS ASSIGNED BY THE CREDITOR, IN ANY LEGAL ACTIONS RELATING TO THIS EFA OR ANY OF ITS EXHIBITS, SCHEDULES OR RELATED DOCUMENTS, DEBTOR CONSENTS AND SUBMITS TO THE JURISDICTION AND VENUE OF THE STATE AND FEDERAL COURTS SITUATED IN THE STATE IN WHICH THE PRINCIPAL PLACE OF BUSINESS OF CREDITOR'S ASSIGNEE IS SITUATED, AT SUCH ASSIGNEE'S SOLE OPTION. THE PARTIES HERETO AGREE, UPON DEMAND BY CREDITOR, TO SUBMIT TO BINDING ARBITRATION ALL CLAIMS, DISPUTES AND CONTROVERSIES BETWEEN OR AMONG THEM (AND THEIR RESPECTIVE EMPLOYEES, OFFICERS, ATTORNEYS, AND OTHER AGENTS) ARISING OUT OF OR RELATING TO THIS EFA, AND ANY EXHIBITS OR SCHEDULES TO THIS EFA, AND THEIR NEGOTIATION, EXECUTION, ADMINISTRATION, MODIFICATION, ENFORCEMENT, DEFAULT OR TERMINATION. ANY ARBITRATION PROCEEDING WILL (I) PROCEED IN ORANGE COUNTY, CALIFORNIA; (II) BE GOVERNED BY THE FEDERAL ARBITRATION ACT (TITLE 9 OF THE UNITED STATES CODE), NOTWITHSTANDING ANY CONFLICTING PROVISION IN ANY OF THE DOCUMENTS BETWEEN THE PARTIES; AND (III) BE CONDUCTED BY THE AMERICAN ARBITRATION ASSOCIATION ("AAA"), IN ACCORDANCE WITH THE AAA'S COMMERCIAL DISPUTE RESOLUTION PROCEDURES.

16. **Miscellaneous.** This EFA constitutes the entire agreement between Debtor and Creditor with respect to the subject matter hereof; there is no other oral or written agreement or understanding. This EFA may not be amended or modified except by a writing signed by the parties. In Creditor's sole discretion, certain documents related to or required in connection with this EFA may be electronically copied and/or delivered by telecopier or other electronic means of transmission ("e-copy") and the e-copy of any such document shall be deemed an original and admissible as such in any court or other proceeding. Without limiting the foregoing, Debtor will send Creditor, on request, any document bearing Debtor's original signature. There shall be only one original of this EFA, and it shall bear the original "wet ink" signatures of Debtor and Creditor and be marked "Original." To the extent this EFA is "chattel paper", a security or ownership interest may only be created herein by

transfer of such originally signed counterpart. No delay or omission on the part of Creditor in exercising any right hereunder shall operate as a waiver of such right or of any other right under this EFA or under any other document or instrum ent executed or delivered in connection with this EFA. Debtor shall pay, on demand, Creditor's costs, fees and expenses incurred in connection with this EFA, any amendment, waiver, release or termination of this EFA or any related document, financing statement, title certificate or instrument, including but not limited to filing and recording fees. This EFA is binding on and inures to the benefit of the parties hereto, their permitted successors and assigns. Any written notice hereunder shall be deemed given when delivered personally, sent via fax (transmission confirmed) or deposited in the United States mails, certified or registered mail, addressed to recipient at its address set forth above or such other address as may be substituted therefor by notice g iven pursuant to the terms hereof. If more than one Debtor is named herein, the obligations of each shall be joint and several. Debtor authorizes, and represents that all Debtor's principals have authorized, Creditor to obtain such credit bureau reports an d make such other credit inquiries with respect to Debtor and such principals as Creditor deems appropriate throughout the term of this EFA; on written request, Creditor will identify any reporting agency used for such reports. Creditor complies with Section 326 of the USA PATRIOT Act, which mandates the verification of certain information about Debtor while processing the account application.

17. **Survival of Certain Provisions**. All representations, warranties, indemnities and obligations of Debtor madeor agreed to in this EFA and any exhibits, schedules or other documents delivered in connection herewith shall survive expiration, cancelation or termination of this EFA.

(CREDITOR)	(DEBTOR)
Name: REGENTS CAPITAL CORPORATION	**Name: NANO MAGIC LLC**
By: DocuSigned by: Dennis Odiorne	By: DocuSigned by: Tom J. Berman 7FB16B2C7594454...
Name: Dennis Odiorne	Name: Tom Berman
Title: President	Title: President
Date: 8/24/2020 | 6:55 AM PDT	Date: 08/19/20

REGENTS
CAPITAL CORPORATION

COVID-19 Addendum

Reference is made to Equipment Finance Agreement Number 153900 dated 08/19/2020 (the "EFA")

The Debtor hereby certifies the following:

Initials: DS TJB	There has been no material adverse change in Debtor's financial condition, operations or cash flow caused by the economic disruption of the COVID-19 pandemic or other factors related thereto, which would impact the Debtor's ability to meet all payment obligations, or satisfy any of the representations, warranties and covenants made by the Debtor in the EFA.
Initials: DS TJB	Upon commencement of the EFA, the obligations to pay the amounts due are absolute and unconditional.
Initials: DS TJB	The Debtor will not request and waives any potential right it may have to any form of payment modification, suspension of payments, or payment restructuring for a period of no less than 120 days from the Commencement Date.

In all other respects, the terms and conditions of the EFA, as originally set forth, shall remain in full force and effect.

(CREDITOR) **Name: REGENTS CAPITAL CORPORATION** By: DocuSigned by: Dennis Odiorne C12[illegible]2E2A148[illegible] Name: Dennis Odiorne Title: President Date: 8/24/2020 | 6:5[illegible] AM PDT	**(DEBTOR)** **Name: NANO MAGIC LLC** By: DocuSigned by: Dennis Odiorne C1240472E2A1481... Name: Tom Berman Title: President Date: 8/23/2020 | 10:26 AM PDT